UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2026
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 4th Avenue S, Suite 400
Seattle, Washington 98108
(Address of principal executive offices, including zip code)

(855) 727 - 9079
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	TRUP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2026, Trupanion, Inc. (the “Company”) held its 2026 Annual Meeting, at which the Company’s stockholders (i) elected the nine directors identified in the table below to the Board to serve until the Company’s annual meeting of stockholders in 2027 or until their successors are duly elected and qualified, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and (iii) approved the advisory vote on compensation for the Company’s named executive officers for fiscal year ended December 31, 2025. Set forth below are the final voting tallies for the Annual Meeting:

Proposal 1: Election of Directors	For	Against	Withheld	Broker Non-Votes
Jacqueline “Jackie” Davidson	30,933,209	0	59,298	3,968,734
Paulette Dodson	30,647,418	0	345,089	3,968,734
Richard Enthoven	30,855,054	0	137,453	3,968,734
Murray Low	30,476,037	0	516,470	3,968,734
Elizabeth “Betsy” McLaughlin	30,813,033	0	179,474	3,968,734
Brad Powell	30,872,241	0	120,266	3,968,734
Darryl Rawlings	30,737,477	0	255,030	3,968,734
Howard Rubin	30,453,860	0	538,647	3,968,734
Margaret “Margi” Tooth	30,922,912	0	69,595	3,968,734
Proposal 2: Auditor Ratification	For	Against	Abstain	Broker Non-Votes
Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2026	34,886,804	53,345	21,092	n/a
Proposal 3: Advisory and Non-Binding “Say on Pay” Vote	For	Against	Abstain	Broker Non-Votes
Advisory and non-binding vote to approve the compensation for the Company's named executive officers in 2025	30,437,067	531,314	24,126	3,968,734

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Fawwad Qureshi
Name: Fawwad Qureshi
Title: Chief Financial Officer
Date: June 15, 2026